Exhibit 10.1

AMENDMENT TO

COLLABORATION AGREEMENT

THIS AMENDMENT TO COLLABORATION AGREEMENT (the “Amendment”) is made and entered into as of September 20, 2012 (the “Amendment Date”), by and between UNIVERSAL BIOSENSORS PTY LTD., having a place of business at 1 Corporate Avenue, Rowville, Victoria 3178, Australia (“UBI”), and SIEMENS HEALTHCARE DIAGNOSTICS INC., having a place of business at 511 Benedict Avenue, Tarrytown, NY 10591, USA (“Siemens”).

WHEREAS, UBI and Siemens are parties to that certain Collaboration Agreement dated September 9, 2011 (the “Collaboration Agreement”), and now wish to amend the Collaboration Agreement as set forth in this Amendment. Capitalized terms used but not otherwise defined in this Amendment shall have the meanings provided in the Collaboration Agreement.

NOW, THEREFORE, in consideration of the covenants and promises herein contained, and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto, intending to be legally bound, agree as follows:

1. Amendment to Section 7.3. The first paragraph of Section 7.3 of the Collaboration Agreement is hereby amended and restated to read in its entirety as follows:

“Profit-Sharing. Annex 7.3 hereto sets forth Siemens’ annual forecasts (expressed in Euro) for gross revenues from sales of each Strip Product for calendar years 2013 through 2024 (in each case, an “Annual Forecast”). On a Strip Product-by-Strip Product basis, if, in any year, gross sales of a Strip Product exceed *[REDACTED]% of the Annual Forecast for such Strip Product for such year (the “Bonus Threshold”), then, within 60 days after the end of such year, Siemens shall pay to UBI a bonus equal to *[REDACTED]% of the Deemed Profit (defined below) from the Incremental Revenues (defined below). Said gross sales expressly includes revenues increased by the effect of the commercial practice commonly known in the in vitro diagnostic industry as “reagent rental”. For purposes of this Section 7.3:”

2. Amendment to Section 17.2. Section 17.2 of the Collaboration Agreement is hereby amended and restated to read in its entirety as follows:

“17.2 Indemnification by UBI. UBI hereby agrees to save, defend, indemnify and hold harmless Siemens, its Affiliates and their respective officers, directors, employees, consultants and agents (the “Siemens Indemnitees”), from and against any and all Losses to which any Siemens Indemnitee may become subject as a result of any claim, demand, action or other proceeding by any Third Party to the extent such Losses arise directly or indirectly out of: (a) the development, manufacture, use, handling, storage, sale or other disposition of Strip Products by or on behalf of UBI or any of its Affiliates or Third Party licensees; (b) the gross negligence or willful misconduct of any UBI Indemnitee; or (c) the breach by UBI of any warranty, representation, covenant or agreement made by it in this Agreement; except, in each case, to the extent such Losses result from the gross negligence or willful misconduct of any Siemens Indemnitee or the breach by Siemens of any warranty, representation, covenant or agreement made by it in this Agreement; provided, however, that, *[REDACTED].”

*   Confidential portion has been omitted and has been filed separately with the Securities and Exchange Commission pursuant to a request for confidential treatment.

3. Amended Annex 7.3. Annex 7.3 to the Collaboration Agreement is hereby amended and restated in its entirety as set forth in Exhibit I attached to this Amendment.

4. Effect of Amendment. Except as specifically amended by this Amendment and supplemented by that certain letter agreement between Siemens and UBI dated as of the Amendment Date and titled “Supplemental Agreement – Reader Product Support Obligations and Responsibilities,” the terms and conditions of the Collaboration Agreement shall remain in full force and effect.

5. Counterparts. This Amendment may be executed in counterparts, including by transmission of facsimile or PDF copies of signature pages to the parties, each of which shall be deemed an original document, and all of which, together with this writing, shall be deemed one instrument.

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IN WITNESS WHEREOF, the parties hereto have duly executed this Amendment as of the Amendment Date.

UNIVERSAL BIOSENSORS PTY LTD.		SIEMENS HEALTHCARE DIAGNOSTICS INC.

By:	/s/ PAUL WRIGHT	By:	/s/ DAVID STEIN 9/19/12
Name:	Paul Wright	Name:	David Stein
Title:	CEO	Title:	CEO POC

		By:	/s/ WOLFGANG WRUMNIG 9/18/12
		Name:	Wolfgang Wrumnig
		Title:	CFO

EXHIBIT I

Annex 7.3

Annual Forecasts of Strip Product Sales

(in thousands of Euro)

	2013	2014	2015	2016	2017	2018	2019	2020	2021	2022	2023	2024
*[REDACTED]
*[REDACTED]
*[REDACTED]
*[REDACTED]

*  Confidential portion has been omitted and has been filed separately with the Securities and Exchange Commission pursuant to a request for confidential treatment.